Exhibit 23.2

Accountants' Consent

The Board of Directors
The Amacore Group, Inc.
Tampa, Florida

We consent to the use, by reference, of our report dated April 26, 2005 (and revised July 29, 2005) relating to the balance sheets as of December 31, 2004 and 2003 and the related statements of operations, stockholders' equity and cash flows for the years then ended of The Amacore Group, Inc. in the registration statement on Form SB-2/A of The Amacore Group, Inc.

/s/ BRIMMER, BUREK & KEELAN LLP

BRIMMER, BUREK & KEELAN LLP
Tampa, Florida
August 18, 2005